Exhibit 19.1 Adopted August 24, 2023 VERALTO CORPORATION INSIDER TRADING POLICY 1. BACKGROUND AND PURPOSE The U.S. federal securities laws prohibit all directors and employees of Veralto Corporation and its subsidiaries (collectively, “Veralto” or the “Company”) from purchasing or selling Company securities on the basis of material non-public information concerning the Company, or from tipping material non-public information to others. These laws impose severe sanctions on individuals who violate them. In addition, the U.S. Securities and Exchange Commission (“SEC”) has the authority to impose large fines on the Company and on the Company’s directors, executive officers and controlling stockholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability). The purpose of this Policy is to help ensure that Veralto’s directors and employees comply with all applicable laws regarding securities trading. This Policy applies to (i) all directors and employees of Veralto, (ii) all family members of any Veralto director or employee who shares the same address as, or is financially dependent on, such director or employee and any other person (other than a tenant or employee) sharing such director’s or employee’s household (collectively, “Immediate Family Members”), and (iii) all entities (other than the Company) as to which any of the persons referenced in clauses (i) and (ii) above exercises voting or investment control over Veralto securities (collectively, “Controlled Entities”). The persons and entities described in clauses (i) to (iii) above are referred to as the “Veralto Personnel.” Nothing in this Policy applies to transactions by the Company itself. This Policy applies to all Veralto securities (e.g., common stock, bonds, stock options and other derivative securities), not just Veralto common stock, but does not apply to transactions in broad-based mutual funds. 2. DEFINITION OF TERMS The following defined terms are used in this Policy: 2.1 Material Non-Public Information. Information concerning Veralto is considered material if there is a substantial likelihood that a reasonable shareholder would consider the information important in making a decision to buy or sell Veralto securities.1 Information relating to Veralto is considered non-public until one full business day after it has been widely disseminated to the public through a broadly disseminated press release and/or a report filed or furnished with the SEC. Material Non-Public Information refers to material information that is non-public. 1 Examples of material information with respect to a given company may include, but are not limited to: (1) Financial performance, particularly quarterly and year-end revenue and earnings, (2) company projections that differ significantly from external expectations, (3) business plans or strategies, (4) a significant change in management, (5) significant regulatory actions or developments, significant actual or potential litigation, or the resolution of the same, (6) a major contract award or cancellation of an existing, major contract, (7) introduction of a material new product, technology or service or material developments with respect to existing products, technologies and services, (8) the gain or loss of material customers or suppliers, (9) changes in critical accounting policies or practices, (10) extraordinary borrowings or liquidity problems, (11) a potential material merger, acquisition, divestiture, joint venture, or other transaction for which the company has entered into an agreement in principle or a letter of intent, (12) a planned offering or sale of the company's securities, (13) a material change in dividend policy, (14) the declaration of a stock split, (15) a significant change in the company’s credit rating, or (16) a significant disruption in the company's operations or loss, potential loss, breach or unauthorized access of its property or assets, including its facilities and information technology infrastructure.

2.2 Purchase or Sale. For purposes of this policy, a purchase or sale of Veralto securities shall be deemed to occur at the time the person becomes irrevocably committed to it (for example, in the case of an open-market purchase or sale, this occurs when the trade is executed, not when it settles). For purposes of this policy, purchases and sales of Veralto securities may include, without limitation (i) transactions in Veralto securities held in joint accounts or accounts of Controlled Entities, (ii) transactions in Veralto securities as to which the Veralto Personnel acts as trustee, executor or custodian, and (iii) transactions in Veralto securities for the benefit of any Veralto Personnel. 3. REQUIREMENTS APPLICABLE TO ALL VERALTO PERSONNEL 3.1 Prohibited Activities. Except as provided in Section 3.2, no Veralto Personnel may: • purchase or sell any securities of the Company while he or she is aware of any Material Non-Public Information or recommend to another person that they do so; • communicate, “tip” or disclose Material Non-Public Information to (i) persons within Veralto whose jobs do not require them to have such information, or (ii) persons outside Veralto unless such disclosure is made in accordance with Veralto policies concerning the use and disclosure of confidential information and in accordance with the job responsibilities of the Veralto Personnel who is disclosing such information; • purchase or sell any securities of another company while he or she is aware of any material non-public information concerning such other company which he or she learned in the course of his or her service as a Veralto director or employee (“Other Company MNPI”), or recommend to another person that they do so; or • communicate, “tip” or disclose Other Company MNPI to (i) persons within Veralto whose jobs do not require them to have such information, or (ii) persons outside Veralto unless such disclosure is made in accordance with Veralto policies concerning the use and disclosure of confidential information and in accordance with the job responsibilities of the Veralto Personnel who is disclosing such information. 3.2. Exceptions. The prohibitions set forth in Section 3.1 do not apply to: • exercises or vestings of stock options or other equity awards under any Veralto equity compensation plan or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, in each case in a manner permitted by the applicable plan and award agreement (provided, however, that the securities so acquired may not be sold while the person is aware of Material Non-Public Information or (in the case of Blackout Personnel) during a blackout period); • acquisitions into the Veralto securities fund under the Company’s 401(k) plan which are made pursuant to standing instructions not entered into or modified while the Veralto Personnel is aware of Material Non- Public Information or (with respect to Blackout Personnel) subject to a blackout period; • transactions made pursuant to a written plan or contract that complies with the terms of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and Veralto’s Policy Regarding 10b5-1 Trading Plans; • bona fide gifts as long as the recipient of the gift is an Immediate Family Member or a non-profit organization; • purchases of securities from Veralto or sales of securities to Veralto; and • other transactions to the extent authorized in advance by Veralto’s General Counsel. 3.3 No Derivative or Other Hedging Transactions With Respect to Veralto Securities. All Veralto Personnel are prohibited from engaging at any time in:

• short sales of Veralto common stock (i.e., selling more Veralto shares than one owns, a technique used to speculate on a decline in stock price); • transactions in any derivative of a Veralto security, including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Veralto equity compensation plan); or • any other forms of hedging transactions with respect to Veralto securities. 4. ADDITIONAL REQUIREMENTS APPLICABLE TO CERTAIN DIRECTORS, OFFICERS AND EMPLOYEES 4.1 Persons Subject to Preclearance. The pre-clearance requirements set forth in Section 4.2 apply at all times to (i) all directors and officers of Veralto Corporation, (ii) all employees with a dedicated office at Veralto’s corporate headquarters, and (iii) any other associates notified from time to time by the Compliance Officer, and in each of case (i) – (iii), all Immediate Family Members and all Controlled Entities of such persons (collectively, “Preclearance Personnel”). 4.2 Preclearance Requirements. No Preclearance Personnel may purchase or sell securities of the Company (other than in a transaction permitted under Section 3.2, although directors and executive officers must notify the Compliance Office before entering into a transaction permitted under Section 3.2), unless such person preclears the transaction with the Compliance Officer. The Compliance Officer may not buy or sell Veralto securities unless the transaction has been approved by Veralto’s Chief Financial Officer or General Counsel. A request for preclearance must be made in accordance with the procedures set forth by the Compliance Officer. The Compliance Officer shall have sole discretion to decide whether to clear any contemplated transaction. All trades that are pre-cleared must be effected within five business days following receipt of the preclearance (unless a specific exception has been granted by the Compliance Officer). A precleared trade (or any portion of a precleared trade) that has not been effected during such period must be precleared again prior to execution. Notwithstanding receipt of preclearance, if the person who received the preclearance becomes aware of Material Non-Public Information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. The fact that a particular intended trade has been denied preclearance should be treated as Material Non-Public Information. 4.3. Persons Subject to Regular Blackout Periods. The provisions of Section 4.4 apply to (1) all Preclearance Personnel, (2) all associates classified in a career band of E2 or higher, (3) all associates classified in a career band of E1 and any one of the following job categories: Business Unit/General Management; OpCo President; Legal Multifunction; Accounting; Finance & Accounting Multifunction; Internal Audit; or Tax, (4) any other associates notified from time to time by the Compliance Officer, and (5) all respective Immediate Family Members and Controlled Entities of any person identified in (1)-(4) above (collectively, the “Blackout Personnel”). 4.4 Regular Blackout Periods. Except as provided in Section 3.2 or as approved in advance by Veralto’s Chief Financial Officer or General Counsel, no Blackout Personnel may purchase or sell any securities of the Company during the period beginning on the first day of the last calendar month of any Veralto fiscal quarter and ending upon the completion of the first full trading day after the public announcement of earnings for such quarter (a “regular blackout period”). 4.5 Special Blackout Periods. The Company may from time to time notify the Blackout Personnel and/or other specified employees that an additional blackout period (a “special blackout period”) is in effect in view of significant events or developments involving the Company. In such event, except as provided in Section 3.2 or as approved in advance by Veralto’s Chief Financial Officer or General Counsel, no such individual may purchase or sell any securities of the Company during such special blackout period or inform anyone else that a special blackout period is in effect. (In this policy, regular blackout periods and special blackout periods are each referred to as a “blackout period.”) 4.6 Regulation BTR Blackout Period. If Veralto is required to impose a “pension fund blackout period” under Regulation BTR under the Sarbanes-Oxley Act, no Veralto director or executive officer shall, directly or indirectly sell, purchase or otherwise transfer during such blackout period any Veralto equity securities acquired in connection with his or her service as a director or officer of Veralto, except as permitted by Regulation BTR. 5. RULE 144 AND SECTION 16 REQUIREMENTS APPLICABLE TO INSIDERS The U.S. securities laws impose additional requirements on certain transactions by corporate “insiders.” 5.1 General Overview of Section 16. Section 16 of the Securities Exchange Act (“Section 16”) applies to every person who is the beneficial owner of more than 10% of the outstanding common stock of Veralto and to each director and executive officer of Veralto (collectively, “Section 16 Insiders”). The following is a brief summary of Section 16: • Section 16(a) requires insiders to electronically file public reports of their transactions involving Veralto equity securities. You should assume that any instrument that derives its value from an equity security of Veralto could be considered an equity security under Section 16. • Section 16(b) provides that any profit realized by a Section 16 Insider from any “short- swing” transactions (i.e., any purchase and sale, or sale and purchase, of any Veralto equity security within less than six months) is recoverable by Veralto. • Section 16(c) prohibits short sales by Section 16 Insiders of equity securities of Veralto. • Section 16(a) requires an insider, upon becoming a Section 16 Insider, to file with the SEC an initial report on Form 3 disclosing his or her beneficial ownership of all equity securities of Veralto. To keep this information current, Section 16(a) also requires Section 16 Insiders to report all subsequent transactions involving Veralto equity securities on Form 4 before the end of the second business day following the day on which the subject transaction has been executed.2 • Any late or delinquent Section 16 filings are required to be reported in Veralto’s proxy statement in a separate captioned section, naming the name of the person who was delinquent. In addition, the SEC has been granted broad authority under the Securities Exchange Act to seek “any equitable relief that may be appropriate or necessary for the benefit of investors” for violations of any provisions of the securities laws, and any failure to comply with the requirements of Section 16 may result in SEC enforcement action against the person who fails to comply. 5.2 Section 16 Notification and Certification Procedures. In addition to the preclearance requirements referenced in Section 4.2, each Section 16 Insider must notify the Compliance Officer by sending an email to james.tanaka@veralto.com prior to executing any of the transactions set forth in Section 3.2 (and must also notify the Compliance Officer following completion of the transaction). In addition, as part of the D&O Questionnaires completed annually by each Section 16 Insider, all Section 16 Insiders are required to certify that they have complied with Section 16 and have made all required Section 16 filings. 5.3 Applicability of Section 16 Following Termination. Under certain circumstances, transactions after a Section 16 Insider ceases to be a director or employee of Veralto may also be subject to and reportable under 2 Certain, limited transactions (most commonly, gifts) are eligible for reporting on a deferred, year-end basis on Form 5. In addition, certain employee benefit plan transactions involving discretionary transactions where the reporting person does not select the date of execution, are not required to be reported until the second business day following the date the reporting person is notified of the transaction, as long as such notice is delivered not later than the third business day after the trade date.

Section 16. Generally, if after ceasing to be a director or employee of Veralto, the Section 16 Insider engages in a non-exempt transaction involving Veralto equity securities which occurs within a period of less than six months of a non-exempt, opposite-way transaction, the transaction would be subject to Section 16 and would need to be reported. Please contact the Compliance Officer upon termination of Section 16 Insider status for further guidance on compliance with Section 16 requirements. 5.4 Form 144. Sales by “affiliates” (including directors, executive officers, and 10% or greater stockholders) are subject to Rule 144 requirements under the Securities Act of 1933, including volume limitations, holding periods, “manner of sale” conditions, and reporting with the SEC. The legal obligation to file these reports and comply with the related rules rests on the individual “affiliate”. Brokers or financial advisors generally will assist such persons in the preparation and filing of a Form 144 with the SEC. 6. REPORTING VIOLATIONS; PENALTIES FOR VIOLATION 6.1 Reporting Violations. Anyone who is subject to this Policy and who violates this Policy or any applicable laws referenced herein, or becomes aware of any violation of this Policy or of the applicable laws referenced herein, must report the violations immediately to the Compliance Officer. 6.2 Penalties for Violations. Violation of any provision of this Policy is grounds for disciplinary action by the Company, up to and including termination of employment. 7. GENERAL INFORMATION 7.1 Compliance Officer. The Company has designated its Vice President, Securities and Governance as its Insider Trading Compliance Officer (the “Compliance Officer”). Please direct all inquiries regarding any provisions or procedures of this Policy or the requirements of applicable laws to the Compliance Officer at james.tanaka@veralto.com. 7.2 Assistance. The Company will provide reasonable assistance to all directors and executive officers, as requested, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with each director and executive officer, and each director and executive officer is responsible for ensuring his or her transactions do not give rise to “short swing profit” liability under Section 16. 7.3 Limitation on Liability. None of the Company, the General Counsel, the Compliance Officer or any of the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance submitted pursuant to Section 4.2 or for any other action related to this Policy. Notwithstanding any preclearance of a transaction pursuant to Section 4.2 or notice of a transaction pursuant to Section 5.2, none of the Company, the General Counsel, the Compliance Officer or the Company’s other employees assumes any liability for the legality or consequences of such transaction to the person engaging in or adopting such transaction.